EXHIBIT 10.19

FOURTH AMENDMENT TO LOAN AND SECRITYAGREFMENT

                This Fourth Amendment to Loan and Security Agreement is dated as of December 1, 1998 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE NATIONAL BANK formerly known as LaSalle Bank NI (“Lender”).

                WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and that certain Third Amendment to Loan and Security Agreement dated as of March 30, 1998 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans extended by Lender to Borrower:  (i) a $2,200,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a $2,700,000.00 term loan (the “Term Loan”), (iii) a $1,500,000.00 equipment loan (the “Equipment Loan”), and (iv) an $850,000.00 non-revolving equipment line of credit (the “Equipment Line of Credit”); and

                WHEREAS, Borrower has further requested that Lender (i) modify the interest rates charged on the foregoing loans, (ii) release the existing guaranty of J. Cameron Drecoll, and (iii) modify certain financial covenants and restrictions set forth in the Loan Agreement; and

                WHEREAS, Lender has agreed to the foregoing requests provided Borrower executes and delivers such documents and instruments required by Lender, including amended and restated promissory notes to reflect the changes in the applicable interest rates charged on the aforesaid loans and this Amendment;

                NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             Section 1.1 of the Loan Agreement is amended to delete the definitions of “Guarantor” and “Guaranty” without substitution.

3.             The first three paragraphs in Section 2.3 of the Loan Agreement are deleted, and the following paragraphs are substituted therefor:

                “2.3         Revolving Note.  The Revolving Loan shall be evidenced by an amended and restated revolving note, executed by the Borrower, dated December 1, 1998, payable to the Lender on April 1, 1999, and in the principal sum of Two Million Two Hundred Thousand and 00/100 ($2,200,000.00) Dollars (the “Revolving Note”).  The date and amount of each advance under the Revolving Loan made by the Lender and of each repayment of principal thereon received by the Lender shall be recorded by the Lender in its records.  The aggregate unpaid principal amount so recorded by the Lender shall be rebuttable presumptive evidence as to the principal amount outstanding thereunder, provided, however, that the failure by the Lender so to record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Note to repay the principal amount of the entire Revolving Loan together with all interest accrued or accruing thereon.

                Interest on the Revolving Note shall be payable at the times, in the manner, and at the applicable rates set forth in the Revolving Note.  Interest on the Revolving Note shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding.”

4.             Section 3.1 of the Loan Agreement is deleted, and the following paragraphs are substituted therefor:

                “3.1         Term Loan.  The Lender has made the Borrower a secured term loan in the principal amount of Two Million Seven Hundred Thousand and no/100 ($2,700,000.00) Dollars (herein, the “Term Loan”) previously evidenced by that certain Term Note dated January 17, 1997 in the principal sum of $2,700,000.00.  On and after December 1, 1998, the Term Loan shall be evidenced by an amended and restated term note dated December 1, 1998, executed by Borrower, in the principal sum of One Million Nine Hundred Ninety Two Thousand Eight Hundred Fifty Four and 00/100 ($1,992,854.00) Dollars (the “Term Note”), payable to the order of the Lender in successive monthly installments of principal in the sum of $32,143.00 each, commencing January 1,1999, and payable on the first (1st) day of each month thereafter, followed by a final balloon payment of the entire unpaid principal balance and accrued interest due on April 1, 1999.

                Interest on the Term Note shall be payable at the times, in the manner, and at the applicable rates set forth in the Term Note.  Interest on the Term Note shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding.”

5.             Section 3A of the Loan Agreement is deleted, and the following paragraphs are substituted therefor:

                “SECTION 3A.  EQUIPMENT LOAN.

                3A.1        Equipment Loan.  The Lender has made the Borrower a secured equipment loan in the principal amount of up to One Million Five Hundred Thousand and no/100 ($1,500,000.00) Dollars (herein, the “Equipment Loan”) previously evidenced by that certain Equipment Note dated March 30, 1998 in the principal sum of $1,500,000.00.  On and after December 1, 1998, the Equipment Loan shall be evidenced by an amended and restated equipment note dated December 1, 1998, executed by Borrower, in the principal sum of One Million Three Hundred Seventy Five Thousand and 02/100 ($1,375,000.02) Dollars (the “Equipment Note”), payable to the order of the Lender in successive monthly installments of  principal in the sum of $17,857.14 each, commencing January 1, 1999, and payable on the first (1st) day of each month thereafter, followed by a final payment of the entire unpaid principal balance and accrued interest due on May 1, 2005.

                Interest on the Equipment Note shall be payable at the times, in the manner, and at the applicable rates set forth in the Equipment Note.  Interest on the Equipment Note shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding.”

6.             Section 3B of the Loan Agreement is deleted, and the following paragraphs are substituted therefor:

                “SECTION 3B.  EQUIPMENT LINE OF CREDIT

                3B.1        Equipment Line of Credit.  The Lender has extended to the Borrower a secured equipment line of credit in the principal amount of up to Eight Hundred Fifty Thousand and no/100 ($850,000.00) Dollars (herein, the “Equipment Line of Credit”) previously evidenced by that certain Equipment Line Note dated March 30, 1998 in the principal sum of $850,000.00.  Said line of credit has previously converted to a term loan in accordance with the terms of said note.  On and after December 1, 1998, the Equipment Line of Credit shall be evidenced by an amended and restated equipment line note dated December 1, 1998, executed by Borrower, in the principal sum of Six Hundred Seventy Eight Thousand Three Hundred Thirty Three and 29/100 ($678,333.29) Dollars (the “Equipment Line Note”), payable to the order of the Lender in successive monthly installments of principal in the sum of $8,809.53 each, commencing January 1, 1999, and payable on the first (1st) day of each month thereafter, followed by a final payment of the entire unpaid principal balance and accrued interest due on May 1, 2005.

                Interest on the Equipment Line Note shall be payable at the times, in the manner, and at the applicable rates set forth in the Equipment Line Note.  Interest on the Equipment Line Note shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding.”

7.             Section 5 of the Loan Agreement is hereby deleted without substitution.  All other references in the Loan Agreement to the capitalized term “Guarantor” or “Guarantors” are hereby deleted, without substitution.

compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default, or any other event which with the lapse of time, the giving of notice or both would constitute such an Event of Default, has occurred and is continuing.

13.           Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect.  This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have entered into this Fourth Amendment to Loan and Security Agreement as of the 4th day of January, 1999.

BRAD FOOTE GEAR WORKS, INC.		LASALLE NATIONAL BANK
Borrower		Lender

By:	/s/ J. Cameron Drecoll	By:	/s/ Raymond J. Feldman
	J. Cameron Drecoll		Raymond J. Feldman

Title:	President	Title:	Vice President

Attest:

By:	/s/ Joan M. Drecoll
Joan M. Drecoll

Title:	Secretary